Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2021

Q4 FY 2021 Financial Highlights

•	Revenue: $1.152 billion

•	GAAP earnings per share: $1.28

•	Non-GAAP earnings per share: $1.82

FY 2021 Financial Highlights

•	Revenue: $4.204 billion

•	GAAP earnings per share: $4.81

•	Non-GAAP earnings per share: $6.84

•	Cash flow from operations: $1.493 billion

•	Cash, cash equivalents and short-term investments: $1.581 billion

MOUNTAIN VIEW, Calif. – Dec. 1, 2021 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and fiscal year 2021. Revenue for the fourth quarter of fiscal year 2021 was $1.152 billion, compared to $1.025 billion for the fourth quarter of fiscal year 2020. Revenue for fiscal year 2021 was $4.204 billion, an increase of 14.1 percent from $3.685 billion in fiscal year 2020.

“Synopsys delivered another record fiscal year in 2021, substantially exceeding our original targets, with strength in all product groups and geographies. We are entering fiscal year 2022 with significant financial, technology and customer momentum,” said Aart de Geus, chairman and co-CEO of Synopsys. “Over the past several years, we have delivered disruptive innovations that are enabling the new era of ‘smart everything,’ an era that brings with it many new market entrants and increased investments. As a result, we are seeing a growing number of substantially expanded customer commitments and collaborations. In addition to fiscal year 2022 expectations of strong double-digit revenue growth, continued operating margin expansion, EPS growth in the mid-teens range, and nearly $1.5 billion in operating cash flow, we are also raising our long-term financial objectives, with increased EDA and IP revenue growth expectations.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal year 2021 was $201.4 million, or $1.28 per share, compared to $197.5 million, or $1.26 per share, for the fourth quarter of fiscal year 2020. GAAP net income for fiscal year 2021 was $757.5 million, or $4.81 per share, compared to $664.3 million, or $4.27 per share, for fiscal year 2020.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal year 2021 was $285.8 million, or $1.82 per share, compared to non-GAAP net income of $247.7 million, or $1.58 per share, for the fourth quarter of fiscal year 2020. Non-GAAP net income for fiscal year 2021 was $1.077 billion, or $6.84 per share, compared to non-GAAP net income of $864.6 million, or $5.55 per share, for fiscal year 2020.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA and IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the first quarter and full fiscal year 2022. These financial targets assume that there are no further changes to the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter and Fiscal Year 2022 Financial Targets

(in millions except per share amounts)

	Range for Three Months		Range for Fiscal Year
	January 31, 2022		October 31, 2022
	Low	High	Low	High
Revenue	$1,250	$1,280	$4,725	$4,775
GAAP Expenses	$934	$964	$3,778	$3,835
Non-GAAP Expenses	$802	$812	$3,225	$3,255
Other Income (Expense)	$(5)	$(3)	$(11)	$(7)
Annual non-GAAP Tax Rate	18%	18%	18%	18%
Outstanding Shares (fully diluted)	156	159	157	160
GAAP EPS	$1.75	$1.92	$5.39	$5.65
Non-GAAP EPS	$2.35	$2.40	$7.73	$7.80
Operating Cash Flow			$1,400	$1,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 6504511, beginning at 5:45 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on December 8, 2021. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter of fiscal year 2022 in February 2022. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the first quarter of fiscal year 2022 earnings call in February 2022, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the first quarter of fiscal year 2022 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for fiscal year 2021 in its annual report on Form 10-K to be filed by December 29, 2021.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys adopted a three-year normalized non-GAAP tax rate of 16% for fiscal year 2019 through 2021 in the calculation of its non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to align our tax rate more clearly with our expected geographic earnings mix. Synopsys re-evaluated this rate on an annual basis for any significant events that could have materially affected its projections, such as significant changes in its geographic earnings mix or significant tax law changes in major jurisdictions where it operates.

Given the uncertainty surrounding corporate tax reform, Synopsys has elected to provide a projected annual non-GAAP tax rate for fiscal year 2022 rather than a three-year normalized non-GAAP tax rate in calculating its non-GAAP financial measures. Based on an evaluation of Synopsys’ historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments described above, as well as other factors such as its current tax structure, existing tax positions, and expected recurring tax incentives, its projected annual non-GAAP tax rate is 18% for fiscal 2022. Synopsys intends to re-evaluate the projected fiscal 2022 annual non-GAAP tax rate on an interim basis to determine the appropriateness of adopting a multi-year normalized non-GAAP tax rate.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on December 1, 2021 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Fourth Quarter and Fiscal Year 2021 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2021 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
GAAP net income	$201,447	$197,455	$757,516	$664,347
Adjustments:
Amortization of intangible assets	21,943	21,004	82,380	91,281
Stock compensation	96,742	78,429	345,272	248,584
Acquisition-related costs	3,800	3,259	15,394	14,096
Restructuring charges	18,254	(387)	33,405	36,059
Legal matters	—	—	(1,455)	—
Tax adjustments	(56,430)	(52,084)	(155,727)	(189,798)

Non-GAAP net income	$285,756	$247,676	$1,076,785	$864,569

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
GAAP diluted net income per share	$1.28	$1.26	$4.81	$4.27
Adjustments:
Amortization of intangible assets	0.14	0.13	0.52	0.59
Stock compensation	0.62	0.50	2.19	1.60
Acquisition-related costs	0.02	0.02	0.10	0.08
Restructuring charges	0.12	—	0.21	0.23
Legal matters	—	—	(0.01)	—
Tax adjustments	(0.36)	(0.33)	(0.98)	(1.22)

Non-GAAP diluted net income per share	$1.82	$1.58	$6.84	$5.55

Shares used in computing diluted net income per share amounts	157,243	156,825	157,340	155,706

(1)	Synopsys’ fourth quarter of fiscal year 2021 and 2020 ended on October 30, 2021 and October 31, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2022 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2022 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months
	January 31, 2022
	Low	High
Target GAAP expenses	$934,000	$964,000
Adjustments:
Amortization of intangible assets	(22,000)	(25,000)
Stock compensation	(102,000)	(107,000)
Restructuring charges	(8,000)	(20,000)

Target non-GAAP expenses	$802,000	$812,000

	Range for Three Months
	January 31, 2022
	Low	High
Target GAAP earnings per share	$1.75	$1.92
Adjustments:
Amortization of intangible assets	0.16	0.14
Stock compensation	0.68	0.65
Restructuring charges	0.13	0.05
Tax adjustments	(0.37)	(0.36)

Target non-GAAP earnings per share	$2.35	$2.40

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2022 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year
	October 31, 2022
	Low	High
Target GAAP expenses	$3,778,000	$3,835,000
Adjustments:
Amortization of intangible assets	(80,000)	(85,000)
Stock compensation	(465,000)	(475,000)
Restructuring charges	(8,000)	(20,000)

Target non-GAAP expenses	$3,225,000	$3,255,000

	Range for Fiscal Year
	October 31, 2022
	Low	High
Target GAAP earnings per share	$5.39	$5.65
Adjustments:
Amortization of intangible assets	0.54	0.50
Stock compensation	3.00	2.93
Restructuring charges	0.13	0.05
Tax adjustments	(1.33)	(1.33)

Target non-GAAP earnings per share	$7.73	$7.80

Shares used in non-GAAP calculation (midpoint of target range)	158,500	158,500

(1)	Synopsys’ first fiscal quarter and fiscal year will end on January 29, 2022 and October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; business outlook, opportunities and strategies; customer demand and market expansion; strategies related to our products and technology; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and buybacks; our expected tax rate; the expected impact of U.S. and foreign government action on our financial results; and the continued impact and duration of the COVID-19 pandemic. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: risks from the continued impact of the COVID-19 pandemic on the global economy and on our business, operations and financial condition; uncertainty in the growth of the semiconductor and electronics industries; macroeconomic conditions and uncertainty in the global economy; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations as well as actions by the

U.S. or foreign governments, such as measures in response to the COVID-19 pandemic or the imposition of additional tariffs or export restrictions; fluctuation of our operating results; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and in its latest Quarterly Report on Form 10-Q. The information provided herein is as of December 1, 2021. Synopsys undertakes no duty, and does not intend to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
Revenue:
Time-based products	$688,116	$606,598	$2,633,763	$2,365,199
Upfront products	274,265	244,155	861,063	735,572
Maintenance and service	190,038	174,686	709,367	584,510

Total revenue	1,152,419	1,025,439	4,204,193	3,685,281
Cost of revenue:
Products	152,437	142,838	542,114	487,307
Maintenance and service	68,992	69,991	271,202	254,931
Amortization of intangible assets	13,297	11,720	48,461	52,452

Total cost of revenue	234,726	224,549	861,777	794,690

Gross margin	917,693	800,890	3,342,416	2,890,591
Operating expenses:
Research and development	413,864	339,566	1,504,823	1,279,022
Sales and marketing	197,681	176,499	712,491	632,010
General and administrative	88,960	79,796	322,988	284,530
Amortization of intangible assets	8,646	9,284	33,919	38,829
Restructuring charges	18,254	(387)	33,405	36,059

Total operating expenses	727,405	604,758	2,607,626	2,270,450

Operating income	190,288	196,132	734,790	620,141
Other income (expense), net	8,790	(4,095)	70,724	18,018

Income before income taxes	199,078	192,037	805,514	638,159
Provision (benefit) for income taxes	(2,059)	(4,989)	49,155	(25,288)

Net income	201,137	197,026	756,359	663,447
Net income (loss) attributed to non-controlling interest	(310)	(429)	(1,157)	(900)

Net income attributed to Synopsys	$201,447	$197,455	$757,516	$664,347

Net income per share:
Basic	$1.32	$1.30	$4.96	$4.40
Diluted	$1.28	$1.26	$4.81	$4.27
Shares used in computing per share amounts:
Basic	152,932	152,349	152,698	151,135

Diluted	157,243	156,825	157,340	155,706

(1)	Synopsys’ fourth quarter of fiscal year 2021 and 2020 ended on October 30, 2021 and October 31, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2021	October 31, 2020
ASSETS:
Current assets:
Cash and cash equivalents	$1,432,840	$1,235,653
Short-term investments	147,949	—

Total cash, cash equivalents & short-term investments	$1,580,789	$1,235,653
Accounts receivable, net	568,501	780,709
Inventories, net	229,023	192,333
Income taxes receivable and prepaid taxes	32,411	32,355
Prepaid and other current assets	397,617	308,167

Total current assets	2,808,341	2,549,217
Property and equipment, net	472,398	483,818
Operating lease right-of-use assets, net	493,251	465,818
Goodwill	3,575,785	3,365,114
Intangible assets, net	279,132	254,322
Deferred income taxes	612,655	497,546
Other long-term assets	510,698	414,227

Total assets	$8,752,260	$8,030,062

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$694,748	$623,664
Operating lease liabilities, current	79,678	73,173
Accrued income taxes	46,443	27,738
Deferred revenue	1,517,623	1,388,263
Short-term debt	74,992	27,084

Total current liabilities	2,413,484	2,139,922
Operating lease liabilities, non-current	487,003	462,411
Long-term accrued income taxes	27,893	25,178
Long-term deferred revenue	136,303	104,850
Long-term debt	25,094	100,823
Other long-term liabilities	363,540	284,511

Total liabilities	3,453,317	3,117,695
Stockholders’ equity:
Preferred stock, $ 0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $ 0.01 par value: 400,000 shares authorized; 153,062 and 152,618 shares outstanding, respectively	1,531	1,528
Capital in excess of par value	1,576,363	1,653,166
Retained earnings	4,549,713	3,795,397
Treasury stock, at cost: 4,198 and 4,643 shares, respectively	(782,866)	(488,613)
Accumulated other comprehensive income (loss)	(49,604)	(54,074)

Total Synopsys stockholders’ equity	5,295,137	4,907,404
Non-controlling interest	3,806	4,963

Total stockholders’ equity	5,298,943	4,912,367

Total liabilities and stockholders’ equity	$8,752,260	$8,030,062

(1)	Synopsys’ fiscal year 2021 and 2020 ended on October 30, 2021 and October 31, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributed to Synopsys	$757,516	$664,347
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	203,676	209,986
Reduction of operating lease right-of-use assets	86,645	82,895
Amortization of capitalized costs to obtain revenue contracts	64,698	61,185
Stock-based compensation	345,272	248,584
Allowance for doubtful accounts	18,515	20,875
Deferred income taxes	(128,583)	(111,526)
Other non-cash	14,702	3,425
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	201,706	(236,806)
Inventories	(48,046)	(55,024)
Prepaid and other current assets	(102,174)	(11,298)
Other long-term assets	(153,037)	(83,367)
Accounts payable and accrued liabilities	125,133	113,773
Operating lease liabilities	(82,581)	(78,578)
Income taxes	28,855	14,120
Deferred revenue	160,325	148,722

Net cash provided by operating activities	1,492,622	991,313
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	12,850	—
Purchases of short-term investments	(161,732)	—
Proceeds from sales of long-term investments	—	2,151
Purchases of long-term investments	(7,591)	(2,762)
Purchases of property and equipment	(93,764)	(154,717)
Cash paid for acquisitions, net of cash acquired	(296,017)	(201,045)
Capitalization of software development costs	(1,976)	(4,045)
Other	(800)	—

Net cash used in investing activities	(549,030)	(360,418)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	—	276,489
Repayment of debt	(28,061)	(288,879)
Issuances of common stock	210,719	197,403
Payments for taxes related to net share settlement of equity awards	(138,950)	(82,225)
Purchase of equity forward contract	(35,000)	—
Purchases of treasury stock	(753,081)	(242,078)
Other	(4,375)	(1,316)

Net cash used in financing activities	(748,748)	(140,606)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,369	17,154

Net change in cash, cash equivalents and restricted cash	197,213	507,443
Cash, cash equivalents and restricted cash, beginning of year	1,237,970	730,527

Cash, cash equivalents and restricted cash, end of period	$1,435,183	$1,237,970

(1)	Synopsys’ fiscal year 2021 and 2020 ended on October 30, 2021 and October 31, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	October 31, 2021 (3)	October 31, 2020 (3)	October 31, 2021 (3)	October 31, 2020 (3)
Revenue by segment
- Semiconductor & System Design	$1,042.4	$934.6	$3,810.4	$3,327.2
% of Total	90.5%	91.1%	90.6%	90.3%
- Software Integrity	$110.0	$90.8	$393.8	$358.1
% of Total	9.5%	8.9%	9.4%	9.7%
Total segment revenue	$1,152.4	$1,025.4	$4,204.2	$3,685.3
Adjusted operating income by segment
- Semiconductor & System Design	$326.6	$293.5	$1,243.1	$990.8
- Software Integrity	$13.3	$6.2	$38.3	$40.8
Total adjusted segment operating income	$339.9	$299.7	$1,281.4	$1,031.6
Adjusted operating margin by segment
- Semiconductor & System Design	31.3%	31.4%	32.6%	29.8%
- Software Integrity	12.1%	6.8%	9.7%	11.4%
Total adjusted segment operating margin	29.5%	29.2%	30.5%	28.0%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	October 31, 2021 (3)	October 31, 2020 (3)	October 31, 2021 (3)	October 31, 2020 (3)
GAAP total operating income – as reported	$190.3	$196.1	$734.8	$620.1
Other expenses managed at consolidated level
-Amortization of intangible assets	21.9	21.0	82.4	91.3
-Stock compensation	96.7	78.4	345.3	248.6
-Non-qualified deferred compensation plan	8.9	1.3	71.6	21.5
-Acquisition-related costs	3.8	3.3	15.4	14.1
-Restructuring	18.3	(0.4)	33.4	36.1
-Legal matters	—	—	(1.5)	—

Total adjusted segment operating income	$339.9	$299.7	$1,281.4	$1,031.6

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision makers (CODMs) to evaluate the operating performance of its segments. The CODMs do not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ fourth quarter of fiscal year 2021 and 2020 ended on October 30, 2021 and October 31, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.